Exhibit 4.10

To:

(1)

POCAHONTAS SHIPPING CO.
JUMARU SHIPPING CO.
Trust Company Complex, Ajeltake Road
Ajeltake Island, Majuro
Marshall Islands MH96960
as borrowers
(the “Borrowers”)

and

(2)

CASTOR MARITIME INC.

Trust Company Complex, Ajeltake Road
Ajeltake Island, Majuro
Marshall Islands MH96960
as guarantor
(the “Guarantor”)

and

(3)

PAVIMAR S.A.
17th km National Road Athens, Lamia & Foinikos Str. 14564
Nea Kifissia, Athens
Greece

and

CASTOR SHIPS S.A.
10 Seneka Str., 14564
Kifissia, Athens
Greece

as managers
(the “Managers”)

(BP number: 7993394397)

3 July 2023

Dear all

Facility agreement dated 22 January 2021 (as amended, supplemented and/or varied from time to time, the “Facility Agreement”) and made between (i) the Borrowers and (ii) ourselves as lender and in other capacities (as applicable) in respect of a loan facility of (originally) US$ 15,290,000.00

1	BACKGROUND

1.1	We refer to the Facility Agreement. This Agreement is supplemental to the Facility Agreement.

1.2	This Agreement:

(a)	sets out the main terms for the replacement of LIBOR as the benchmark rate for the calculation of interest under the Facility Agreement by a successor rate (the “LIBOR Replacement”); and

(b)	effects the consequential amendments required to the Facility Agreement, to give effect to the LIBOR Replacement.

1.3	The Transaction Obligors and the Finance Parties hereby:

(a)
acknowledge that the discontinuation of LIBOR will affect a great number of facility agreements in the international or domestic loan markets, as they will need to be amended to provide for a replacement benchmark rate;

(b)	note that it is considered in the market that the most efficient way to amend such facility agreements (including the Facility Agreement) is to adopt a standardised approach in their amendment; and

(c)
consequently, accept that the provisions of this Agreement will override any conflicting provisions in the Facility Agreement, without the need to list such provisions or to, otherwise, specifically refer to them in this Agreement.

The Agent is authorised to execute this Agreement on behalf of the Finance Parties.

2	INTERPRETATION

2.1	Definitions

In this Agreement:

“Amended Facility Agreement” means the Facility Agreement as amended (or to be amended) by this Agreement.

“Effective Date” means the later of (i) the date on which this Agreement has been signed by the Agent and countersigned by the Borrowers and each other Transaction Obliger; and (ii) the date the Agent has received all of the documents and other evidence listed in Part F (Conditions Precedent) of the Schedule in form and substance satisfactory to the Agent.

“Supplementary Mortgage Documentation” means the addendum to the Marshall Islands mortgage over each of m.vs.

(1)	“MAGIC HORIZON”; and

(2)	“MAGIC NOVA”.

2.2	Defined expressions

All other defined expressions shall have the meaning given to them in Part B (General definitions and construction) of the Schedule.

2.3	Construction

(a)	References to “this Agreement” shall include the Schedule to it.

(b)	Clause 1.2 (construction of certain terms) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

2.4	Designation as a Finance Document

The Borrowers and the Finance Parties designate this Agreement as a Finance Document.

2.5	Third party rights

(a)
Unless provided to the contrary in a Finance Document, a person (other than a Finance Party) who is not a party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a party is not required to rescind or vary this Agreement at any time.

3	REPRESENTATIONS

3.1	Transaction Obligor representations

On the date of this Agreement and on the Effective Date, each Transaction Obligor represents and warrants to each Finance Party that:

(a)	it is a corporation, duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation;

(b)
the obligations expressed to be assumed by it in this Agreement are, subject to any general principles of law limiting its obligations which are applicable to creditors generally, legal, valid, binding and enforceable obligations;

(c)	the entry into and performance by it of this Agreement does not and will not:

(i)	conflict with any law or regulation applicable to it, its constitutional documents or any agreement or instrument binding upon it or any of its assets; or

(ii)	constitute a default or termination event (however described) under any agreement or instrument binding on it or any of its assets; and

(d)
it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and, if it is an Obliger, the Amended Facility Agreement.

3.2	No representations or advice

(a)
Each Transaction Obliger confirms to each Finance Party that it has made (and shall continue to make) its own independent investigation and assessment of the merits and effect of the amendments contemplated by this Agreement, including, without limitation:

(i)
the impact of those amendments on the payments to be made under the Amended Facility Agreement (and under any associated transaction, including any hedging or derivative transaction entered into or to be entered into in relation to the Amended Facility Agreement);

(ii)	the administration of, submission of data to, or any other matter related to, any rate referred to in, or contemplated by, the Amended Facility Agreement;

(iii)	the suitability of any rate referred to in, or contemplated by, the Amended Facility Agreement for any Transaction Obligor or any entity related to it; or

(iv)
the composition or characteristics of any rate referred to in, or contemplated by, the Amended Facility Agreement, including whether it is similar to, produces the same value or economic equivalence to, or has the same volume or liquidity as, any rate which it replaces (in whole or in part).

(b)
No Finance Party makes any representation or warranty as to any matter referred to in sub-paragraph (a) above. Each Transaction Obligor agrees that it has not entered into this Agreement in reliance on any such representation or warranty, acknowledges that it is responsible for taking its own advice in relation to this Agreement and the matters referred to in sub-paragraph (a) above and agrees that it has not received or relied upon any such advice from any Finance Party, and waives all rights and remedies in respect of those matters.

4	AMENDMENTS

4.1	Amendments

On and from the Effective Date:

(a)	the amendments set out in the Schedule will take effect and will override any contrary provisions in the Facility Agreement; and

(b)
this Agreement shall be read together with the Facility Agreement and, if there is any conflict between this Agreement and any other provision of any Finance Document, this Agreement will prevail (without prejudice to any rights or obligations accruing before the Effective Date).

4.2	Consents

On the Effective Date, each Obligor:

(a)	confirms its acceptance of the Amended Facility Agreement;

(b)	agrees that it is bound as an Obligor (as defined in the Amended Facility Agreement);

(c)	confirms that the definition of, and references throughout each of the Finance Documents to, the Facility Agreement shall be construed as if the same referred to the Amended Facility Agreement; and

(a)	(if it is a Guarantor) confirms that its guarantee and indemnity:

(i)	continues to have full force and effect on the terms of the Amended Facility Agreement; and

(ii)	extends to the obligations of the relevant Obligors under the Amended Facility Agreement and the other Finance Documents.

4.3	Security confirmation

On the Effective Date, each Transaction Obligor confirms that:

(a)	any Security created by it under the Finance Documents extends to the obligations of the relevant Transaction Obligors under the Amended Facility Agreement and the other Finance Documents;

(b)
the obligations of the relevant Transaction Obligors under the Amended Facility Agreement are secured by the Security created under the Finance Documents to which it is a party as Secured Liabilities; and

(c)	the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents; and

(d)	this Security confirmation neither creates nor purports to create a registrable Security.

4.4	Guarantor confirmation

Each Transaction Obligor who is not party to the Facility Agreement but provided a guarantee and/or indemnity in a separate Finance Document confirms on the Effective Date that:

(a)	its guarantee and indemnity extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement;

(b)	the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement are guaranteed under its guarantee and indemnity as Secured Liabilities; and

(c)	its guarantee and indemnity continues to have full force and effect in accordance with its terms as so extended.

4.5	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the Effective Date:

(a)	in the case of the Facility Agreement as amended and supplemented pursuant to this Agreement;

(b)	the Facility Agreement and the applicable provisions of this Agreement will be read and construed as one document; and

(c)
except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or default (however described) under the Finance Documents.

5	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

6	GOVERNING LAW AND JURISDICTION

6.1	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

6.2
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

6.3	The Transaction Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Transaction Obligor will argue to the contrary.

6.4
To the extent allowed by law, this Paragraph 6 (Governing Law and Jurisdiction) is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

 Yours faithfully

SIGNED by	)	/s/ [Illegible]
duly authorised for and on behalf of	)	/s/ marie dahlgren
HAMBURG COMMERCIAL BANK AG	)	Neuer Wall 88
acting for and on behalf of itself and each	)	20354 Hamburg
other Finance Party in the presence of:	)	Germany

   We confirm and acknowledges that we have read and understood the terms and conditions of this Agreement and that we agree in all respects to the same:

BORROWERS

SIGNED by Myrsini Rafaela Chiotelli (Attorney-in-fact))		/s/ Myrsini Rafaela Chiotelli
duly authorised for and on behalf of	)
POCAHONTAS SHIPPING CO.	)
in the presence of: Anastasia Bali	)	/s/ Anastasia Bali

SIGNED by Myrsini Rafaela Chiotelli (Attorney-in-fact))		/s/ Myrsini Rafaela Chiotelli
duly authorised for and on behalf of	)
JUMARU SHIPPING CO.	)
in the presence of: Anastasia Bali	)	/s/ Anastasia Bali

GUARANTOR

SIGNED by Myrsini Rafaela Chiotelli (Attorney-in-fact))		/s/ Myrsini Rafaela Chiotelli
duly authorised for and on behalf of	)
CASTOR MARITIME INC.	)
in the presence of: Anastasia Bali	)	/s/ Anastasia Bali

MANAGERS

SIGNED by Myrsini Rafaela Chiotelli (Attorney-in-fact))		/s/ Myrsini Rafaela Chiotelli
duly authorised for and on behalf of	)
PAVIMAR S.A.	)
in the presence of : Anastasia Bali	)	/s/ Anastasia Bali

SIGNED by Myrsini Rafaela Chiotelli (Attorney-in-fact))		/s/ Myrsini Rafaela Chiotelli
duly authorised for and on behalf of	)
CASTOR SHIPS S.A.	)
in the presence of : Anastasia Bali	)	/s/ Anastasia Bali

SCHEDULE 1

PART A

RISK-FREE RATE OPERATIVE PROVISIONS

1	RATE SWITCH

1.1	Switch to Forward Reference Rate

Subject to Paragraph 1.2 (Delayed switch for existing LIBOR Loans) below, on and from the Rate Switch Date:

(a)	use of the Forward Reference Rate will replace the use of LIBOR for the calculation of interest for any Loan or any part of the Loan; and

(b)
any Loan or any part of the Loan or Unpaid Sum shall be a “Forward Rate Loan” and Paragraph 2.1 (Calculation of interest - Forward Rate Loans) below shall apply to such Loan, any such part of the Loan or Unpaid Sum.

1.2	Delayed switch for existing LIBOR Loans

If the Rate Switch Date falls before the last day of an Interest Period for a LIBOR Loan:

(a)
any Loan, relevant part of the Loan or Unpaid Sum (as applicable) shall continue to be a LIBOR Loan for that Interest Period and the clause headed “Calculation of interest” in the Facility Agreement (or, in the absence of such clause, any provision in the Facility Agreement setting out the rate of interest on a LIBOR Loan) shall continue to apply to such Loan, relevant part of the Loan or Unpaid Sum (as applicable) for that Interest Period;

(b)
any provision of the Facility Agreement which is expressed to relate solely to a Forward Rate Loan shall not apply in relation to such Loan, relevant part of the Loan or Unpaid Sum (as applicable) for that Interest Period; and

(c)	on and from the first day of the next Interest Period (if any) for such Loan, relevant part of the Loan or Unpaid Sum (as applicable):

(i)	such Loan, relevant part of the Loan or Unpaid Sum (as applicable) shall be a “Forward Rate Loan”; and

(ii)	Paragraph 2.1 (Calculation of interest- Forward Rate Loans) below shall apply to it.

1.3	Fallback switch to Compounded Reference Rate

Subject to Paragraph 1.4 (Delayed switch for existing Forward Rate Loans and LIBOR Loans) below, on and from the Fallback Switch Date:

(a)	use of the Compounded Reference Rate will replace the use of the Forward Reference Rate or the use of LIBOR, as applicable, for the calculation of interest for any Loan or any part of the Loan; and

(b)
any Loan or any part of the Loan or Unpaid Sum shall be a “Compounded Rate Loan” and Paragraph 2.2 (Calculation of interest - Compounded Rate Loans) below shall apply to such Loan, any such part of the Loan or Unpaid Sum.

1.4	Delayed fallback for existing Forward Rate Loans and LIBOR Loans

If the Fallback Switch Date falls before the last day of an Interest Period for a Forward Rate Loan or a LIBOR Loan, as applicable:

(a)
any Loan, relevant part of the Loan or Unpaid Sum (as applicable) shall continue to be a Forward Rate Loan or LIBOR Loan, as applicable, for that Interest Period and paragraph 2.1 (Calculation of interest-Forward Rate Loans) below in the case of a Forward Rate Loan, and in the case of LIBOR Loan, the clause headed “Calculation of interest” in the Facility Agreement (or, in the absence of such clause, any provision in the Facility Agreement setting out the rate of interest on such Forward Rate Loan or LIBOR Loan) shall continue to apply to such Loan, relevant part of the Loan or Unpaid Sum (as applicable) for that Interest Period;

(b)
any provision of the Facility Agreement which is expressed to relate solely to a Compounded Rate Loan shall not apply in relation to such Loan, relevant part of the Loan or Unpaid Sum (as applicable) for that Interest Period; and

(c)	on and from the first day of the next Interest Period (if any) for such Loan, relevant part of the Loan or Unpaid Sum (as applicable):

(i)	such Loan, relevant part of the Loan or Unpaid Sum (as applicable) shall be a “Compounded Rate Loan”; and

(ii)	Paragraph 2.2 (Calculation of interest - Compounded Rate Loans) below shall apply to it.

1.5	Notifications:

(a)	Following the occurrence of a Fallback Trigger Event, the Agent shall:

(i)	promptly upon becoming aware of the occurrence of that Fallback Trigger Event, notify the Borrowers and the Lenders of that occurrence; and

(ii)	promptly upon becoming aware of or determining the date of the Fallback Switch Date applicable to that Fallback Trigger Event, notify the Borrowers and the Lenders of that date.

(b)	The Agent shall, promptly upon becoming aware of the occurrence of the Fallback Switch Date, notify the Borrowers and the Lenders of that occurrence.

(c)
If any Lender considers, in its reasonable discretion, that it is or will be unable to charge or accept interest in respect of Loans based on the Forward Reference Rate owing to regulatory restrictions applicable to it, it shall notify the Agent promptly.

2	INTEREST

2.1	Calculation of interest - Forward Rate Loans

The rate of interest on each Forward Rate Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Forward Reference Rate.

2.2	Calculation of interest - Compounded Rate Loans

(a)	The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	Compounded Reference Rate for that day.

(b)
If any day during an Interest Period for a Compounded Rate Loan is not a RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

2.3	Payment of interest

Any provision in the Facility Agreement that provides for interim payments of interest in the event that an Interest Period exceeds a certain length shall not apply to a Compounded Rate Loan.

2.4	Notifications

(a)	The Agent shall promptly notify the relevant Lenders and the Borrowers of the determination of a rate of interest relating to a Forward Rate Loan.

(b)	The Agent shall promptly upon a Compounded Rate Interest Payment being determinable, notify:

(i)	the Borrowers of that Compounded Rate Interest Payment;

(ii)	each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender’s participation in the relevant Compounded Rate Loan; and

(iii)	the relevant Lenders and the Borrowers of, to the extent it is then determinable, the Compounded Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan.

This sub-paragraph (b) shall not apply to any Compounded Rate Interest Payment determined pursuant to Paragraph 4.4 (Cost of funds) below.

(c)
The Agent shall promptly notify the relevant Lenders and the Borrowers of the determination of a rate of interest relating to a Compounded Rate Loan to which Paragraph 4.4 (Cost of funds) below applies.

(d)	This Paragraph 2.4 (Notifications) shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

3	INTEREST PERIODS

3.1	Selection of Interest Periods

(a)	Each Interest Period for any Forward Rate Loan and for any Compounded Rate Loan shall be three Months.

(b)
Sub-paragraph (a) above is subject to any provision in the Facility Agreement allowing the Borrowers or the Agent (acting on the instructions of the Lenders) to shorten an Interest Period for any Loan or any part of the Loan.

(c)	Notwithstanding any other provision of the Facility Agreement, no LIBOR Loan may have an Interest Period of one week or two Months.

3.2	Non-Business Days

In respect of a Compounded Rate Loan:

(a)
other than where sub-paragraph (b) below applies, if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not); and

(b)	if there are rules specified as “Business Day Conventions” in the Benchmark Terms, those rules shall apply to each Interest Period for that Compounded Rate Loan.

4	CHANGES TO THE CALCULATION OF INTEREST

4.1	Unavailability of Term SOFR for Forward Rate Loan

(a)
Interpolated Term SOFR: If no Term SOFR is available for the Interest Period of a Forward Rate Loan, the applicable Forward Reference Rate shall be the applicable Interpolated Term SOFR for a period equal in length to the Interest Period of that Forward Rate Loan.

(b)
Historic Term SOFR: If paragraph (a) above applies but the applicable Interpolated Term SOFR is not available for the Interest Period of the relevant Forward Rate Loan, the Forward Reference Rate for such Interest Period shall be the Historic Term SOFR for that Forward Rate Loan.

(c)
Interpolated Historic Term SOFR: If paragraph (b) above applies but the Historic Term SOFR is not available for the Interest Period of the relevant Forward Rate Loan, the applicable Forward Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to the Interest Period of that Forward Rate Loan.

(d)
Cost of funds: If paragraph (c) above applies but no Interpolated Historic Term SOFR is available for the Interest Period of the relevant Forward Rate Loan there shall be no Forward Reference Rate for that Forward Rate Loan and Paragraph 4.4 (Cost of funds) below shall apply to that Forward Rate Loan for that Interest Period.

4.2	Interest calculation if no RFR or Central Bank Rate - Compounded Rate Loans

If:

(a)
there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Compounded Rate Loan; and

(b)	“Cost of funds will apply as a fallback” is specified in the Benchmark Terms,

Paragraph 4.4 (Cost of funds) below shall apply to that Compounded Rate Loan for that Interest Period.

4.3	Market disruption

(a)
In the case of a Forward Rate Loan, if before close of business in London on the SOFR Quotation Day for the relevant Interest Period, the Agent receives a notification from a Lender or Lenders (whose participation in that Forward Rate Loan exceeds 25 per cent. of that Forward Rate Loan) that its cost of funds relating to its participation in that Forward Rate Loan would be in excess of the Forward Market Disruption Rate, then Paragraph 4.4 (Cost of funds) shall apply to that Forward Rate Loan for the relevant Interest Period.

(b)	In the case of a Compounded Rate Loan, if:

(i)	a Compounded Market Disruption Rate is specified in the Benchmark Terms; and

(ii)
before the Reporting Time for that Compounded Rate Loan, the Agent receives a notification from a Lender or Lenders (whose participation in that Compounded Rate Loan exceeds 25 per cent. of that Compounded Rate Loan) that its cost of funds relating to its participation in that Compounded Rate Loan would be in excess of that Compounded Market Disruption Rate, then Paragraph 4.4 (Cost of funds) below shall apply to that Compounded Rate Loan for the relevant Interest Period.

4.4	Cost of funds

(a)
If this Paragraph 4.4 (Cost of funds) applies to a Forward Rate Loan for an Interest Period, Paragraph 2.1 (Calculation of interest - Forward Rate Loans) above shall not apply to that Forward Rate Loan for that Interest Period and the rate of interest on each Lender’s share of the Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the rate notified to the Agent by that Lender within three Business Days of the first day of that Interest Period (or, if earlier, on the date falling five Business Days before the date on which interest is due to be paid in respect of that Interest Period) to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Forward Rate Loan.

(b)
If this Paragraph 4.4 (Cost of funds) applies to a Compounded Rate Loan for an Interest Period, Paragraph 2.2 (Calculation of interest - Compounded Rate Loans) above shall not apply to that Compounded Rate Loan for that Interest Period and the rate of interest on each Lender’s share of the Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the rate notified to the Agent by that Lender as soon as practicable and in any event by the Reporting Time for that Compounded Rate Loan to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Compounded Rate Loan.

(c)
If this Paragraph 4.4 (Cost of funds) applies and the Agent or the Borrowers so require, the Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(d)
Subject to Paragraph 7.1 (Changes to reference rates), any substitute or alternative basis agreed pursuant to paragraph (c) above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

(e)
If paragraph (f) below does not apply and any rate notified to the Agent under sub-paragraph (ii) of paragraph (a) or sub paragraph (ii) of paragraph (b) above, as applicable, is less than zero, the relevant rate shall be deemed to be zero.

(f)	If this Paragraph 4.4 (Cost of funds) applies pursuant to Paragraph 4.3 (Market disruption) and:

(i)	in relation to a Forward Rate Loan:

(A)	a Lender’s Funding Rate is less than the relevant Forward Market Disruption Rate; or

(B)	a Lender does not notify a rate to the Agent by the time specified in sub- paragraph (ii) of paragraph (a) above,

that Lender’s cost of funds relating to its participation in the Forward Rate Loan for that Interest Period shall be deemed, for the purposes of sub-paragraph (ii) of paragraph (a) above, to be the Forward Market Disruption Rate; and

(ii)	in relation to a Compounded Rate Loan:

(A)	a Lender’s Funding Rate is less than the relevant Compounded Market Disruption Rate; or

(B)	a Lender does not notify a rate to the Agent by the time specified in sub- paragraph (ii) of paragraph (b) above,

that Lender’s cost of funds relating to its participation in the Compounded Rate Loan for that Interest Period shall be deemed, for the purposes of sub-paragraph (ii) of paragraph (bl above, to be the Compounded Market Disruption Rate for that Compounded Rate Loan.

(g)	If this Paragraph 4.4 (Cost of funds) applies, the Agent shall, as soon as practicable, notify the Borrowers.

4.5	Break Costs

The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of a Forward Rate Loan or Compounded Rate Loan, as applicable, being paid by the Borrowers on a day prior to the last day of an Interest Period for that Forward Rate Loan or Compounded Rate loan, as applicable.

5	PREPAYMENTS

5.1	Voluntary prepayment

Any voluntary prepayment of any Loan (in whole or in part) permitted by the Facility Agreement may, in the case of a Compounded Rate Loan, only be made on the last day of an Interest Period and only be made if the Borrowers give the Agent not less than five RFR Banking Days’ (or such shorter period as the Agent (acting on the instructions of all Lenders) may agree) prior notice.

6	COSTS AND EXPENSES

6.1	Amendment costs

Subject to Paragraph 6.2 (Published Rate transition costs) below if:

(a)	an Obligor requests an amendment, waiver or consent under any Finance Document; or

(b)
an amendment is required as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement, the Obligors shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

6.2	Published Rate transition costs

The Borrowers shall on demand reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Finance Party in connection with:

(a)	the negotiation or entry into of any Benchmark Terms Supplement or Compounding Methodology Supplement; or

(b)	any amendment, waiver or consent relating to:

(i)	the transition to the Compounded Reference Rate;

(ii)	any Benchmark Terms Supplement or Compounding Methodology Supplement; or

(iii)
any change arising as a result of an amendment required pursuant to any of Paragraph 4.4 (Cost of funds) or Paragraph 7.1 (Changes to reference rates), including, without limitation, any costs relating to amendments to the Finance Documents and/or any registration requirements.

7	REFERENCE RATES

7.1	Changes to Reference Rates

(a)	If a Published Rate Replacement Event has occurred in relation to a Published Rate, the Agent (acting on the instructions of all Lenders) shall be entitled to:

(i)	replace that Published Rate with a Replacement Reference Rate;

(ii)
adjust the pricing on the Replacement Reference Rate by the amendment of the Margin or otherwise, in each case at its discretion, to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation); and

(iii)	amend this Agreement for the purpose of any of:

(A)	providing for the use of a Replacement Reference Rate in place of that Published Rate;

(B)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(C)
enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(D)	implementing market conventions applicable to that Replacement Reference Rate;

(E)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate, or

(F)	adjusting the pricing in accordance with paragraph (ii) above.

(b)
The Agent shall promptly notify the Borrowers and each Finance Party of any replacement of a Published Rate, any adjustment of pricing and any amendment of this Agreement made pursuant to paragraph (a) above, which shall take effect immediately as from (and including) the date specified in such notification.

(c)
If required by the Agent (acting on the instructions of all Lenders), the Borrowers shall (and shall procure that each other Security Party shall) enter into such supplemental, replacement or other agreement in relation to any Finance Document as the Agent may specify to extend the effect of any of the amendments referred to in paragraph (a) above to such Finance Document.

(d)	An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Loan under this Agreement to any recommendation of a Relevant Nominating Body which:

(i)	relates to the use of the RFR on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Agent (acting on the instructions of the Lenders).

7.2	Deemed consent

With respect to:

(a)
the replacement of the Published Rate with a Replacement Reference Rate in accordance with sub-paragraph (a)(i) of Paragraph 7.1 (Changes to reference rates) (and the designation of such benchmark as permitted under sub-paragraphs (b) and (c) of the definition of “Replacement Reference Rate”);

(b)	the adjustment of pricing in accordance with sub-paragraph (a)(ii) of Paragraph 7.1 (Changes to reference rates);

(c)	any amendment of any Finance Document as contemplated in sub-paragraph (a)(iii) of Paragraph 7.1 (Changes to reference rates); and

(d)	any other amendment, variation, waiver, suspension or limit requested by the Borrowers or any Security Party which requires the approval of all Lenders or the Majority Lenders (as the case may be),

the Agent shall provide each Lender with written notice of such request accompanied by such detailed background information as may be reasonably necessary (in the opinion of the Agent) to determine whether to approve such action. A Lender shall be deemed to have approved such action if such Lender fails to object to such action by written notice to the Agent within 10 days of that Lender’s receipt of the Agent’s notice or such other time as the Agent may state in the relevant notice as being the time available for approval of such action.

8	CALCULATIONS AND CERTIFICATES

8.1	Day count convention and interest calculation

(a)
Any interest, commission or fee accruing under a Finance Document in respect of a Forward Rate Loan or a Compounded Rate Loan will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice; and

(ii)	in case of a Compounded Rate Loan, subject to sub-paragraph (b) below, without rounding.

(b)
The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document in respect of a Compounded Rate Loan shall be rounded to 2 decimal places.

9	MISCELLANEOUS

9.1	Any Benchmark Terms Supplement and any Compounding Methodology Supplement shall be a Finance Document.

9.2	After the Rate Switch Date, any reference in the Amended Facility Agreement to the London interbank market should be deemed to be to the Relevant Market.

PART B

GENERAL DEFINITIONS AND CONSTRUCTION

1	Definitions

In this Agreement:

“Additional Business Day” means any day specified as such in the Benchmark Terms.

“Agent”

(a)	has, if the Facility Agreement contains a definition of “Agent” or “Facility Agent” the meaning given to that term in that definition (as applicable); or

(b)	if the Facility Agreement does not contain a definition of “Agent” or “Facility Agent”, means Hamburg Commercial Bank AG acting as agent on behalf of the Finance Parties.

“Benchmark Terms” means the terms set out in Part C (Benchmark Terms) of this Schedule or in any Benchmark Terms Supplement.

“Benchmark Terms Supplement” means a document which:

(a)	is agreed in writing by the Borrowers and the Agent (in its own capacity) and the Agent (acting on the instructions of the Lenders);

(b)	specifies the relevant terms which are expressed in this Agreement to be determined by reference to Benchmark Terms; and

(c)	has been made available to the Borrowers and each Finance Party.

“Break Costs” means,

(a)	in respect of a Forward Rate Loan, the amount (if any) by which:

(i)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Forward Rate Loan to the last day of the current Interest Period in respect of the Forward Rate Loan, had the principal amount of the Forward Rate Loan received been paid on the last day of that Interest Period;

exceeds:

(ii)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it in relation to that Forward Rate Loan on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period; and

(b)	in respect of any Compounded Rate Loan, any amount specified as such in the Benchmark Terms.

“Business Day” means:

(a)	any day falling within the definition of “Business Day” of the Facility Agreement; and

(b)	in addition, in relation to:

(i)	any date for payment or purchase of dollars relating to a Forward Rate Loan or a Compounded Rate Loan; or

(ii)
the determination of the first day or the last day of an Interest Period for a Forward Rate Loan or a Compounded Rate Loan, or otherwise in relation to the determination of the length of or rate for such an Interest Period, which is an Additional Business Day relating to that Forward Rate Loan or Compounded Rate loan (as the case may be).

“Central Bank Rate” has the meaning given to that term in the Benchmark Terms.

“Central Bank Rate Adjustment” has the meaning given to that term in the Benchmark Terms.

“Central Bank Rate Spread” has the meaning given to that term in the Benchmark Terms.

“Compounded Market Disruption Rate” means the rate specified as such in the Benchmark Terms.

“Compounded Rate Interest Payment” means the aggregate amount of interest that:

(a)	is, or is scheduled to become, payable under any Finance Document; and

(b)	relates to a Compounded Rate loan.

“Compounded Rate Loan” means any loan, the loan, part of the loan or, if applicable, Unpaid Sum which is, or becomes, a “Compounded Rate Loan” pursuant to Paragraph 1 (Rate Switch) of Part A (Risk-Free Rate Operative Provisions) of this Schedule.

“Compounded Reference Rate” means the Daily Non-Cumulative Compounded RFR Rate.

“Compounding Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Borrowers and the Agent (in its own capacity) and the Agent (acting on the instructions of the lenders);

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Borrowers and each Finance Party.

“Cumulative Compounded RFR Rate” means, in relation to an Interest Period for a Compounded Rate loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Part E (Cumulative Compounded RFR Rate) of this Schedule or in any relevant Compounding Methodology Supplement.

“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Part D (Daily Non-Cumulative Compounded RFR Rate) of this Schedule or in any relevant Compounding Methodology Supplement.

“Daily Rate” means the rate specified as such in the Benchmark Terms.

“Fallback Switch Date” means the earlier of:

(a)
in the case of an occurrence of a Fallback Trigger Event described in sub-paragraph (i) of paragraph (a) of the definition of Fallback Trigger Event, the date on which Term SOFR ceases to be published or otherwise becomes unavailable;

(b)
in the case of an occurrence of a Fallback Trigger Event described in sub-paragraph (ii),(iii) or (iv) of paragraph (a) of the definition of Fallback Trigger Event, the date on which Term SOFR for the relevant Quoted SOFR Tenor ceases to be published or otherwise becomes unavailable; and

(c)
in the case of an occurrence of a Fallback Trigger Event described in paragraph (b) of the definition of Fallback Trigger Event, the date specified by the Agent in the notice served by the Agent to the Borrowers and the Lenders pursuant to sub-paragraph (a)(ii) of Paragraph 1.5 (Notifications) of Part A (Risk-Free Rate Operative Provisions) of this Schedule as the date on which use of the Compounded Reference Rate will replace the Forward Reference Rate in respect of any Interest Period starting on or after such date.

“Fallback Trigger Event” means:

(a)

(i)

(A)	the administrator of Term SOFR or its supervisor publicly announces that such administrator is insolvent; or

(B)
information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of Term SOFR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide Term SOFR;

(ii)
the administrator of Term SOFR publicly announces that it has ceased or will cease, to provide Term SOFR for any Quoted SOFR Tenor permanently or indefinitely and, at that time, there is no successor administrator to continue to provide Term SOFR for that Quoted SOFR Tenor;

(iii)	the supervisor of the administrator of Term SOFR publicly announces that Term SOFR has been or will be permanently or indefinitely discontinued for any Quoted SOFR Tenor; or

(iv)	the administrator of Term SOFR or its supervisor publicly announces that the Term SOFR for any Quoted SOFR Tenor may no longer be used; and

(b)
any Lender has given notice to the Agent that it is or will be unable to charge or accept interest in respect of Loans based on the Forward Reference Rate owing to regulatory restrictions applicable to it.

“Finance Document” means:

(a)

(i)	if the Facility Agreement contains a definition of “Finance Document”, any document falling within that definition; or

(ii)	if the Facility Agreement does not contain a definition of “Finance Document”:

(A)	the Facility Agreement;

(B)	any mandate letter or fee letter entered into in relation to the Facility Agreement;

(C)	any document under which any guarantee, Security or other assurance against loss is provided in relation to amounts owing under the Facility Agreement or any other Finance Document;

(D)	any document under which any Obligor becomes a party to the Facility Agreement or ceases to be a party to the Facility Agreement;

(E)	any master agreement, confirmation, schedule or other agreement entered into by an Obligor for the purpose of hedging interest payable under the Facility Agreement;

(F)	any document expressing any intercreditor arrangement, priority arrangement in relation to Security or any similar agreement between the Security Agent and any creditors of an Obligor;

(G)	this Agreement; and

(H)	any other document designated as a “Finance Document” by the Agent or the Security Agent and the Borrowers;

(b)	any Benchmark Terms Supplement; and

(c)	any Compounding Methodology Supplement.

“Finance Party”

(a)	has, if the Facility Agreement contains a definition of “Finance Party”, the meaning given to that term in that definition (as applicable); or

(b)	if the Facility Agreement does not contain a definition of “Finance Party”, means any person on whose behalf Hamburg Commercial Bank AG acts as agent under the terms of the Facility Agreement.

“Forward Market Disruption Rate” means the rate specified as such in the Benchmark Terms.

“Forward Rate Loan” means any Loan, part of the Loan or, if applicable, Unpaid Sum which is, or becomes, a “Forward Rate Loan” pursuant to Paragraph 1 (Rate Switch) of Part A (Risk-Free Rate Operative Provisions) of this Schedule.

“Forward Reference Rate” means, in relation to a Forward Rate Loan:

(a)	the applicable Term SOFR as of the SOFR Quotation Day for Dollars and for a period equal in length to the Interest Period of that Forward Rate Loan; or

(b)	as otherwise determined pursuant to Clause 4.1 (Unavailability of Term SOFR for Forward Rate Loan) of Part A (Risk-Free Rate Operative Provisions) of this Schedule,

and if, in either case, that rate is less than zero, the Forward Reference Rate shall be deemed to be zero.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to sub-paragraph (a)(ii) or sub-paragraph (b)(ii), as applicable, of Paragraph 4.4 (Cost of funds) of Part A (Risk-Free Rate Operative Provisions) of this Schedule.

“Historic Term SOFR” means, in relation to any Forward Rate Loan, the most recent applicable Term SOFR for a period equal in length to the Interest Period of that Forward Rate Loan and which is as of a day which is no more than three Additional Business Days before the SOFR Quotation Day.

“Interest Period”:

(a)	has, if the Facility Agreement contains a definition of “Interest Period”, the meaning given to it in that definition; or

(b)
if the Facility Agreement does not contain a definition of “Interest Period”, means any period by reference to which interest or other payments in respect of any Loan, any part of the Loan or Unpaid Sum are calculated.

“Interpolated Historic Term SOFR” means, in relation to any Forward Rate Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)
the most recent applicable Term SOFR (as of a day which is not more than three Additional Business Days before the SOFR Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Forward Rate Loan; or

(ii)
if no such Term SOFR is available for a period which is less than the Interest Period of that Forward Rate Loan, the most recent RFR for a day which is no more than five Additional Business Days (and no less than two Additional Business Days) before the SOFR Quotation Day; and

(b)
the applicable Term SOFR (as of a day which is not more than three Additional Business Days before the SOFR Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Loan.

“Interpolated Term SOFR” means, in relation to any Forward Rate Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the applicable Term SOFR (as of the SOFR Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Forward Rate Loan; or

(ii)
if no such Term SOFR is available for a period which is less than the Interest Period of that Forward Rate Loan, the RFR for the day which is two Additional Business Days before the SOFR Quotation Day; and

(b)	applicable Term SOFR (as of the SOFR Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the relevant Interest Period of that Forward Rate Loan.

“Lender” means

(a)	if the Facility Agreement contains a definition of “Lender” or “Bank” the meaning given to that term in that definition (as applicable); or

(b)	if the Facility Agreement does not contain a definition of “Lender” or “Bank”, any person who has participated in a Loan.

“LIBOR” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate).

“LIBOR Loan” means any Loan, part of the Loan or, if applicable, Unpaid Sum which is neither a Forward Rate Loan nor a Compounded Rate Loan.

“Loan”:

(a)	has, if the Facility Agreement contains a definition of “Loan”, the meaning given to it in that definition; or

(b)	if the Facility Agreement does not contain a definition of “Loan”, means a loan made or to be made under the Facility Agreement or the principal amount outstanding for the time being of that loan.

“Lookback Period” means the number of days specified as such in the Benchmark Terms.

“Margin”:

(a)	has, if the Facility Agreement contains a definition of “Margin”, the meaning given to it in that definition; or

(b)
if the Facility Agreement does not contain a definition of “Margin”, means any margin, spread, or any other amount which, prior to the Rate Switch Date, was added to LIBOR to calculate any interest or other amount under the Facility Agreement.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that

(a)	other than where paragraph (b) below applies:

(i)
(subject to sub-paragraph (a)(ii) and (iii) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end; and

(b)
in relation to an Interest Period for a Compounded Rate Loan (or any other period for the accrual of commission or fees for such Loan) for which there are rules specified as “Business Day Conventions” in the Benchmark Terms, those rules shall apply.

“Obligor” means:

(a)	if the Facility Agreement contains a definition of “Obligor”, any person falling within that definition; or

(b)	if the Facility Agreement does not contain a definition of “Obligor”, the Borrowers and the Guarantor.

“part of the Loan”:

(a)	has, if the Facility Agreement contains a definition of “part of the Loan”, the meaning given to it in that definition; or

(b)	if the Facility Agreement does not contain a definition of “part of the Loan”, means an advance, a tranche or any part of the Loan, as the context may require.

“Published Rate” means

(a)	the RFR; or

(b)	the Term SOFR for any Quoted SOFR Tenor.

“Published Rate Replacement Event” means in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Lenders, materially changed;

(b)

(i)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(ii)
information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(c)
the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(d)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or

(e)	the administrator of that Published Rate or its supervisor publicly announces that such Published Rate may no longer be used; or

(f)
the administrator of the Published Rate(or the administrator of an interest rate which is a constituent element of that Published Rate) determines that the Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Lenders) temporary; or

(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period which is no less than 10 Additional Business Days; or

(iii)	in the opinion of the Lenders and the Borrowers, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Quoted SOFR Tenor” means any period for which Term SOFR is customarily displayed on the relevant page or screen of an information service.

“Rate Switch Date” means the Effective Date or any other date agreed as such between the Borrowers and the Agent acting upon the instructions of the Lenders.

“Relevant Market” means the market specified as such in the Benchmark Terms.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under sub-paragraph (ii) above;

(b)	in the reasonable opinion of the Lenders, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or .

(c)	in the reasonable opinion of the Lenders, an appropriate successor or alternative to a Published Rate.

“Reporting Day” means the day specified as such in the Benchmark Terms.

“Reporting Time” means the relevant time (if any) specified as such in the Benchmark Terms.

“RFR” means the rate specified as such in the Benchmark Terms.

“RFR Banking Day” means any day specified as such in the Benchmark Terms.

“Secured Liabilities”:

(a)	has, if the Finance Documents contain a definition of “Secured Liabilities” or “Secured Obligations”, the meaning given to that term in that definition (as applicable); or

(b)
if the Finance Documents do not contain a definition of “Secured Liabilities” or “Secured Obligations”, means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the security providers or the Transaction Obligors (as the case may be) to the Finance Parties under or in connection with the Finance Documents.

“Security”:

(a)	has, if the Facility Agreement contains a definition of “Security” or “Security Interest”, the meaning given to that term in that definition (as applicable); or

(b)
if the Facility Agreement does not contain a definition of “Security” or “Security Interest”, means any mortgage, charge, pledge, lien or other security interest (in any jurisdiction) which secures any obligation of any person, or any other agreement or arrangement having a similar effect.

“Security Agent”:

(a)	has, if the Facility Agreement contains a definition of “Security Agent” or “Security Trustee”, the meaning given to that term in that definition (as applicable); or

(b)	if the Facility Agreement does not contain a definition of “Security Agent” or “Security Trustee”, means Hamburg Commercial Bank AG acting as security agent on behalf of the Finance Parties.

“Security Party”:

(a)	has, if the Facility Agreement contains a definition of “Security Party”, the meaning given to that term in that definition; or

(b)
if the Facility Agreement does not contain a definition of “Security Party”, means any person that has executed any document (whether or not it creates Security) as security for the Secured Liabilities.

“SOFR Quotation Day” means in relation to any period for which an interest rate is to be determined, two Additional Business Days before the first day of that period unless market practice differs in the relevant syndicated loan market in which case the SOFR Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the SOFR Quotation Day will be the last of those days).

“Term SOFR” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

“Transaction Obligors” means the Borrowers, the Guarantor and the Managers.

“Unpaid Sum”:

(a)	has, if the Facility Agreement contains a definition of “Unpaid Sum”, the meaning given to it in that definition; or

(b)	if the Facility Agreement does not contain a definition of “Unpaid Sum”, means any sum due and payable but unpaid by an Obligor under the Finance Documents.

2	Construction

Unless a contrary indication appears, a reference in this Agreement to:

(a)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(b)	a provision of law is a reference to that provision as amended or re-enacted from time to time;

(c)
a Lender’s “cost of funds” in relation to its participation in a Loan or any part of the Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan or that part of the Loan for a period equal in length to the Interest Period of that Loan or that part of the Loan;

(d)	a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Borrowers.

(e)	a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(f)	any Benchmark Terms Supplement overrides anything in:

(i)	Part C (Benchmark Terms) of this Schedule; or

(ii)	any earlier Benchmark Terms Supplement.

(g)	a Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)	Part D (Daily Non-Cumulative Compounded RFR Rate) or Part E (Cumulative Compounded RFR Rate) of this Schedule, as the case may be; or

(ii)	any earlier Compounding Methodology Supplement.

PART C

BENCHMARK TERMS

CURRENCY:	Dollars.

Cost of funds as a fallback	Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Break Costs:	Any documented cost or amount which is incurred or suffered by a Lender (as reasonably determined by that Lender) to the extent that it is attributable to a payment by the Borrowers to the Agent of any amount of principal due or which would have become due under this Agreement prior to the date upon which such amount should have been repaid in accordance with the terms and conditions of this Agreement.

Business Day Conventions (definition of “Month” and Paragraph 3.2 (Non- Business Days)) of Part A (Risk-Free Rate Operative Provisions) of this Schedule:	(a)	If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:
(i)
subject to sub-paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	(a)	The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

	(b)	if that target is not a single figure, the arithmetic mean of:

(i)	the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)	the lower bound of that target range.

Central Bank Rate Adjustment:
In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the arithmetic mean (calculated by the Agent or by any other Finance Party which agrees to make the calculation in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

Central Bank Rate Spread:
In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent or by any other Finance Party which agrees to make the calculation in place of the Agent) between:

(a)	the RFR for that RFR Banking Day; and

(b)	the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Compounded Market Disruption Rate:	The percentage rate per annum which is the Cumulative Compounded RFR Rate for the Interest Period of the relevant Compounded Rate Loan.

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:

(a) the RFR for that RFR Banking Day; or

(b)	if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)	the Central Bank Rate for that RFR Banking Day; and

(ii)	the applicable Central Bank Rate Adjustment; or

(c)	if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)	the most recent Central Bank Rate for a day which is no more than 5 RFR Banking Days before that RFR Banking Day; and

(ii)	the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero.

Forward Market Disruption Rate:	The percentage rate per annum which is the Forward Reference Rate for the Interest Period of the relevant Forward Rate Loan.

Lookback Period:	Five RFR Banking Days.

Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.

Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Paragraph 4.3 (Market disruption) of Part A (Risk-Free Rate Operative Provisions) of this Schedule	Close of business in Hamburg on the Reporting Day for the relevant Compounded Rate Loan.

Deadline for Lenders to report their cost of funds in accordance with Paragraph 4.4 (Cost of funds) of Part A (Risk-Free Rate Operative Provisions) of this Schedule
Close of business on the date falling two Business Days after the Reporting Day for the relevant Compounded Rate Loan (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Compounded Rate Loan).

RFR:
The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

RFR Banking Day:	Any day other than:

(a)	a Saturday or Sunday; and

(b)
a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

PART D

DAILY NON-CUMULATIVE COMPOUNDED RFR RATE

The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;

“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and

the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

“dcc” has the meaning given to that term above; and

the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to 5 decimal places) calculated as set out below:

where:

“d0” means the number of RFR Banking Days in the Cumulation Period;

“Cumulation Period” has the meaning given to that term above;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” has the meaning given to that term above; and

“tni” has the meaning given to that term above.

PART E

CUMULATIVE COMPOUNDED RFR RATE

The “Cumulative Compounded RFR Rate” for any Interest Period for a Compounded Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of “Annualised Cumulative Compounded Daily Rate” in Part D of this Schedule (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

  where:

“d0” means the number of RFR Banking Days during the Interest Period;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

“DailyRatei-LP” means for any RFR Banking Day “i” during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

“d” means the number of calendar days during that Interest Period.

PART F

CONDITIONS PRECEDENT

1	Corporate documentation

1.1	A copy of the constitutional documents of each Obligor.

1.2	A copy of a resolution of the board of directors of each Obligor:

(a)
approving the terms of, and the transactions contemplated by, this Agreement and, where appropriate, the Supplementary Mortgage Documentation and resolving that it executes this Agreement and, where appropriate, the Supplementary Mortgage Documentation;

(b)	authorising a specified person or persons to execute this Agreement and, where appropriate, the Supplementary Mortgage Documentation on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under, or in connection with, this Agreement and, where appropriate, the Supplementary Mortgage Documentation.

1.3	An original of the power of attorney of any Obligor authorising a specified person or persons to execute this Agreement and, where appropriate, the Supplementary Mortgage Documentation.

1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.5
A copy of all other corporate documents of each Obligor required to enter into the transactions contemplated by this Agreement and, where appropriate, the Supplementary Mortgage Documentation such as a resolution signed by all the holders of the issued shares in the respective Obligor approving the terms of such transactions.

2	Finance Documents

2.1	A duly executed original of this Agreement.

2.2
A duly executed original of the Supplementary Mortgage Documentation together with documentary evidence that the Supplementary Mortgage Documentation has been duly recorded as a valid addendum to the respective existing mortgage in accordance with the laws of the Marshall Islands.

3	Legal Opinions

Legal opinions of the legal advisers to the Agent in the jurisdiction of the Marshall Islands and such other relevant jurisdictions as the Agent may require.